Exhibit 5.1

To the Board of Directors
of Globant S.A.
37A, avenue J.F. Kennedy,
L-1855 Luxembourg
Grand Duchy of Luxembourg

Luxembourg, 25 June 2018

Your ref. : /
Our ref. : 52801 / 24177354v4
Sophie.wagner@arendt.com
Tel. : (352) 40 78 78-253
Fax : (352) 40 78 04-634

GLOBANT S.A. – Form F-3 Registration Statement

Ladies and Gentlemen,

1.	Scope

We are acting as Luxembourg counsel for Globant S.A., a société anonyme, having its registered office at 37A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Registre de Commerce et des Sociétés de Luxembourg under number B 173 727, (the “Company”) in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, relating to the offering by the Selling Shareholder (as this term is defined in the Registration Statement) of up to 6,687,548 common shares of the Company (the “Existing Shares”), each with a nominal value of one U.S. dollar and twenty cents (US$ 1.20) per share.

2.	Documents

For the purpose of this opinion we have reviewed, and relied on the following documents:

(i)	an e-mail copy of the Registration Statement;

(ii)	an electronic copy of the consolidated articles of association of the Company as at 19 June 2018;

(iii)	an electronic copy of the signed resolutions of the board of directors of the Company of 19 June 2018 on inter alia the Registration Statement (the “Resolutions”);

(iv)	an electronic version of an excerpt from the RCS with respect to the Company dated 25 June 2018;

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(v)	an electronic version of a certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) issued by the RCS in relation to the Company dated 25 June 2018 and certifying that as of 24 June 2018 no Luxembourg court decision as to inter alia the faillite, concordat préventif de faillite, gestion contrôlée, sursis de paiement, liquidation judiciaire or foreign court decision as to faillite, concordat or other analogous procedures which have to be filed with the RCS in accordance with the law of December 19, 2002 on, inter alia, the RCS has been filed with the RCS in respect of the Company;

as well as such corporate records as have been disclosed to us and such certifications made to us, which we deemed necessary and appropriate as a basis for the opinions hereinafter expressed.

We express no opinion as to any laws other than the laws of the Grand Duchy of Luxembourg and this opinion is to be construed under Luxembourg law and is subject to the exclusive jurisdiction of the courts of Luxembourg.

3.	Assumption

For the purposes of this opinion we have relied on the accuracy and completeness of the documents that we have reviewed and that they remain in full force and effect. We have furthermore assumed that all copies of documents that we have reviewed conform to the originals, that all originals are genuine and complete and that each signature is the genuine signature of the individual as signatory on the document. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed. We have also assumed that the Resolutions were validly passed and that such Resolutions are and remain in full force and effect without modification and have not been amended, rescinded or terminated and that the information contained therein is true, complete and accurate at the date of this opinion.

4.	Opinion

Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Existing Shares being offered by the Selling Shareholder have been validly issued, fully paid and non-assessable (within the meaning that the holder of such Existing Shares shall not be liable, solely because of his or her or its shareholder status, for additional payments to the Company or the Company’s creditors).

5.	Qualifications

This opinion speaks as of the date hereof. No obligation is assumed to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date hereof, which may affect this opinion in any respect.

This opinions is subject to all limitations by reason of national or foreign bankruptcy, insolvency, moratorium, controlled management, suspension of payment, fraudulent conveyance, general settlement of composition with creditors, general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally.

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In this opinion Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist in the laws of other jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use of our name under the heading “Legal Matters” and “Certain Taxation Considerations” as regards the Grand Duchy of Luxembourg in the prospectus contained therein. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended.

This Opinion is issued by and signed on behalf of Arendt & Medernach SA, admitted to practice in the Grand-Duchy of Luxembourg and registered on the list V of lawyers of the Luxembourg Bar.

Yours faithfully,

By and on behalf of Arendt & Medernach SA

/s/ Sophie Wagner-Chartier

Sophie Wagner-Chartier
Partner

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